EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Kroger Co. of our report dated March 29, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Kroger Co.'s Annual Report on Form 10-K for the year ended January 29, 2022.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 6, 2022

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